Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

Great Ajax Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)	(1)
	Equity	Preferred Stock	Rule 415(a)(6)	(1)
	Debt	Debt Securities	Rule 415(a)(6)	(1)
	Other	Warrant	Rule 415(a)(6)	(1)
	Other	Units	Rule 415(a)(6)	(1)
	Unallocated (Universal) Shelf		Rule 415(a)(6)	(3)		$100,000,000			Form S-3	333-240999	August 19, 2023	$7,111.85
	Total Offering Amounts					$100,000,000		$0
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$0

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, debt securities and/or warrants of the Registrant as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants that provide for such conversion or exchange.
(2)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this registration statement $100,000,000 of unsold securities (the “Unsold Securities”) that have previously been registered under the Registrant’s registration statement on Form S-3 (File No. 333-240999) filed on August 5, 2020, and declared effective on August 19, 2020 (the “Prior Registration Statement”), and the registration fee of $7,111.85 will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement.